SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2006

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.02 and 8.01 Results of Operations and Financial Condition and Other Events.

On August 9, 2006, UnitedHealth Group Incorporated (the “Company”) filed with the Securities and Exchange Commission a Form 12b-25, which contains certain unaudited interim financial information of the Company for the quarter ended June 30, 2006 (the “Interim Financial Information”). The Interim Financial Information has not been reviewed by the Company’s independent registered public accounting firm. A copy of the Interim Financial Information is attached as Appendix I to the Form 12b-25 and is incorporated in this Item 2.02 by reference and deemed filed hereby.

On August 9, 2006, the Company issued a press release announcing that the Company will delay filing its Form 10-Q for the quarter ended June 30, 2006 and has filed a Form 12b-25 with the Securities and Exchange Commission. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

On August 9, 2006, the Company executed an amendment to the Company’s $1.3 billion credit facility to extend by 90 days the time required under its credit facility to deliver to its lenders its Form 10-Q for the quarter ended June 30, 2006. The Company currently has no outstanding balance on this credit facility, which also supports its commercial paper program. As of June 30, 2006, the Company had $509 million of outstanding commercial paper and $750 million of available cash.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release, dated August 9, 2006, issued by UnitedHealth Group Incorporated

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2006

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ David J. Lubben
David J. Lubben
General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated August 9, 2006, issued by UnitedHealth Group Incorporated